UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VERITONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERITONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 25, 2019

To the Stockholders of Veritone, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Veritone, Inc. will be held at the MET Conference Center, located at 535 Anton Boulevard, Costa Mesa, California 92626, on Tuesday, June 25, 2019, at 1:30 p.m., Pacific Time, for the purpose of considering and acting upon the following:

1.	To elect two directors named in the proxy statement as Class II directors to serve for a term of three years;

2.	To ratify the appointment of Grant Thornton LLP as Veritone’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 15, 2019 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. Any stockholder attending the meeting may vote in person even if he or she has voted by proxy.

By order of the Board of Directors

Jeffrey B. Coyne

Executive Vice President, General Counsel

and Secretary

May 24, 2019

Costa Mesa, California

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

VERITONE, INC.

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders to be held on June 25, 2019 at 1:30 p.m., Pacific Time, at the MET Conference Center, located at 535 Anton Boulevard, Costa Mesa, California 92626.

Solicitation of Proxies and Related Expenses

We will bear all expenses incurred in connection with this solicitation. We anticipate that this solicitation of proxies will be made primarily by mail; however, in order to ensure adequate representation at the annual meeting, our directors, officers and other employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person, to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. No additional compensation will be paid to our directors, officers or other employees for solicitation of proxies by such individuals.

Record Date and Voting Securities

Our Board has fixed the close of business on May 15, 2019 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 20,342,572 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Mailing Date

On or about May 24, 2019, we are mailing this proxy statement and our Annual Report on Form 10-K and Amendment No. 1 to our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2018, to all stockholders of record on the record date for the annual meeting. Except as may be required by Securities and Exchange Commission (“SEC”) rules and regulations, our Annual Report on Form 10-K, as amended, is not to be regarded as proxy soliciting material or as communications by means of which any solicitation is to be made.

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, without exhibits upon request of such stockholder made in writing to Veritone, Inc., 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626, Attention: Chief Financial Officer. We will also furnish any exhibit to such Annual Report on Form 10-K, as amended, if specifically requested in writing.

Stockholders Sharing the Same Address

SEC rules permit us to deliver one copy of our proxy statement and Annual Report on Form 10-K, as amended, to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. This delivery method, which is known as “householding,” reduces our printing costs, mailing costs and fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Veritone, Inc., 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626, Attn: Chief Financial Officer or call us at (888) 507-1737. If you are a stockholder and share an address and last name with one or more other stockholders and would like to revoke your householding consent, or you are a stockholder eligible for householding and would like to participate in householding, please notify your broker, bank or other nominee (each, a “Nominee”) if your shares are held in “street name” or contact us at the above address or telephone number.

Quorum

A quorum is the number of shares of capital stock of a corporation that must be present in person or represented by proxy in order to transact business. A majority of our shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting. Both abstentions and broker non-votes, each described below, are counted for the purpose of determining the presence of a quorum.

Abstentions

When an eligible voter attends the annual meeting, in person or by proxy, but decides not to vote, the voter’s decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•

abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held in “street name” by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•

broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote; and

•

broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

A Nominee only has discretionary authority to vote shares on a proposal that is considered a “routine” matter under applicable rules and related guidance. The proposal for the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The election of directors is considered a “non-routine” matter and, accordingly, a Nominee does not have discretionary authority to vote shares on such proposal.

Vote Required

A quorum at the annual meeting is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast on the election of directors. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total votes of shares of our common stock cast at the annual meeting in person or by proxy.

Voting of Proxies

Stockholders may vote by proxy or in person at the annual meeting. To vote by proxy, stockholders may vote by Internet, telephone or mail. The instructions and information needed to access our proxy materials and vote by Internet can be found in the proxy card accompanying such materials.

If you are the beneficial owner of shares held by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the voting instruction form that your Nominee makes available to you for voting your shares.

Two of our officers, Peter F. Collins and Jeffrey B. Coyne, have been designated by our Board as proxies for voting on matters brought before the annual meeting. Each proxy properly received by us prior to the annual meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted (i) FOR the election of the director nominees listed therein; and (ii) FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to or at the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a submitted proxy. Any written notice revoking a proxy should be sent to our Secretary at our corporate offices at 575 Anton Boulevard, Suite 100, Costa Mesa, CA 92626, and must be received prior to the commencement of or at the annual meeting.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name, from your Nominee.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2020 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our corporate offices no later than January 25, 2020 in order to be considered for inclusion in our proxy statement relating to that meeting in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included in the proxy statement and other aspects are covered by Rule 14a-8 and other laws and regulations, to which interested persons should refer.

In addition, under our amended and restated bylaws (“Bylaws”), any stockholder who is entitled to vote at a meeting of stockholders and who intends to propose business at such meeting must provide timely written notice to our Secretary. To be timely, a stockholder’s written notice must be received by our Secretary at our principal executive offices no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of our annual meeting. As a result, any notice given by a stockholder pursuant to the provisions of our Bylaws in connection with our 2020 annual meeting of stockholders must be received no earlier than February 26, 2020 and no later than March 27, 2020. However, if our 2020 annual meeting occurs more than thirty (30) days before or more than sixty (60) days after June 25, 2020, in order to be timely, notice by the stockholder must be received by our Secretary no later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of our 2020 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Such notice must set forth as to each matter that the stockholder proposes to bring before any meeting of stockholders: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and record address of the stockholder giving such notice, and the names and addresses of the beneficial owner(s), if different, on whose behalf the business proposed to be brought before a meeting of stockholders is made (collectively, the “Proposing Person(s)”); (3) certain information regarding the ownership interests of each such Proposing Person, or any of its affiliates or associates, in our securities; (4) any material interest of each such Proposing Person in such business; and (5) certain other information required to be included in any such notice, as described in Article I, Section 2(a)(2) of our Bylaws, including, but not limited to, information regarding any transactions, agreements or arrangements giving the Proposing Persons other interests in or related to our capital stock, or any agreements, arrangements or understandings by and among the Proposing Persons and any other person pertaining to the business proposed to be brought before the annual meeting. Stockholders providing notice of proposed business to be brought before an annual meeting must also follow the procedures set forth in our Bylaws pertaining to updates and supplements to the information contained in such notice.

Rule 14a-4 promulgated under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us with respect to such proposal at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting of stockholders will be held in May or June 2020. If we do not receive any stockholder proposals for our 2020 annual meeting in accordance with the requirements of Rule 14a-4(c)(1) promulgated under the Exchange Act, we will be able to use our discretionary voting authority as outlined above. In addition, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our annual meeting.

VERITONE CORPORATE OFFICE

Our corporate offices are located at 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626.

PROPOSAL ONE

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The size of our Board is currently fixed at nine directors. There are currently nine directors serving on our Board with no vacancies. Our Board is divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. The terms of our current Class II directors will expire at our 2019 annual meeting. Our Board has resolved that, effective upon our 2019 annual meeting, the size of our Board will be reduced to eight directors, and one seat will be eliminated from Class II. Accordingly, at our 2019 annual meeting, two directors will stand for re-election to serve as Class II directors until our annual meeting in 2022, and one of our current Class II directors, Paul A. Krieger, has not been nominated for re-election to the Board. Our Class III directors will continue to serve until our annual meeting in 2020, and our Class I directors will continue to serve until our annual meeting in 2021.

Our amended and restated certificate of incorporation provides that the number of directors of our company will be fixed solely and exclusively by resolution duly adopted from time to time by our Board. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by our Board. The term of office for each director will be until his or her successor is elected at an annual meeting of stockholders or his or her death, resignation or removal, whichever is earliest to occur.

Director Nominees

Based upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the individuals set forth below to serve as Class II directors until our annual meeting of stockholders in 2022. Each nominee is currently serving on our Board. Mr. Krieger, who is currently serving as a Class II director, has not been nominated for re-election to the Board and, accordingly, his service as a director will end as of the date of our 2019 annual meeting.

Name	Principal Occupation	Age	Director Since
Knute P. Kurtz	Independent Investor	63	2017
Nayaki R. Nayyar	President of Digital Services Management, BMC Software, Inc.	48	2018

Knute P. Kurtz has served as our director since June 2017. Until his retirement in June 2016, Mr. Kurtz was the Managing Partner of the Orange County office of PricewaterhouseCoopers LLP (“PwC”). During his ten years in that role, Mr. Kurtz was responsible for leading all important market facing activities on behalf of PwC and overseeing the delivery of assurance, financial/tax and advisory services to public and private clients in the market. He was a member of PwC’s senior leadership for the Southern California, Phoenix and Las Vegas cluster of offices and also served as the Market Leader for PwC’s Private Company Services practice in that region. Prior to his role in the Southern California market, Mr. Kurtz served in various other leadership positions with PwC over a career that spanned 38 years and six offices throughout the United States. His professional experience includes serving as the lead advisor and audit partner to public and private clients in a number of different industry sectors and companies as diverse as Fortune 500 companies to high tech start-up entities. In addition to financial/audit services, he has extensive experience in capital market transactions including initial public offerings, mergers and acquisitions and debt offerings. His client work has also included advising audit committees and senior management on matters pertaining to corporate governance, risk assessments, internal controls and strategic initiatives. Mr. Kurtz currently serves as a director of Sunwest Bank, a privately-held regional bank. We believe that Mr. Kurtz is qualified to serve on our Board based on his extensive experience and knowledge in accounting and auditing matters involving publicly traded technology companies, which provide our Board with valuable insight in their oversight of our company in these areas.

Nayaki R. Nayyar has served as our director since October 2018. Since October 2016, Ms. Nayyar has served as President of Digital Services Management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as General Manager and Global Head of the Internet of Things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of Senior Vice President, Corporate Strategy, from March 2011 to December 2011, and Senior Vice President, SAP Cloud, Customer Engagement, from January 2012 to December 2015. Ms. Nayyar also served as Vice President and Chief Technical Officer, Enterprise Architecture and Application Services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. We believe that Ms. Nayyar is qualified to serve on our Board due to her technical expertise in enterprise cloud software and IoT technologies, and her extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions and growth phases, which provide valuable insight to our Board with respect to our technology and growth strategies.

Unless otherwise instructed, each proxy received by us will be voted in favor of the election of the nominees named above as directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

Our Board recommends a vote “FOR” the election of the nominees named in this proxy statement as directors.

Continuing Directors

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Chad Steelberg	Chairman of the Board and Chief Executive Officer, Veritone, Inc.	48	III	2020	2014

Jeff P. Gehl	Managing Partner, RCP Advisors, LLC	52	I	2021	2017

G. Louis Graziadio, III	President and Chief Executive Officer, Second Southern Corp.	69	III	2020	2016

Christopher J. Oates	Managing Director, RimLight, LLC	50	I	2021	2014

Ryan Steelberg	President, Veritone, Inc.	45	III	2020	2014

Richard H. Taketa	President, Taketa Capital Corporation	47	I	2021	2019

Chad Steelberg is a co-founder of our company and has served as our Chief Executive Officer and Chairman of the Board since our inception in June 2014. From January 2007 to December 2012, he served as a board member of Brand Affinity Technologies, Inc., a technology and marketing services company. Prior to that, Mr. Steelberg served as the general manager of the Audio Division of Google Inc. from February 2006 to February 2007. From February 2002 to February 2007, he was the co-founder and Chief Executive Officer of dMarc Broadcasting, an advertising company that was acquired by Google Inc. in 2006. Prior to that, Mr. Steelberg was the co-founder and Chief Executive Officer of Adforce, a publicly traded centralized independent ad-serving company that was acquired by CMGi in 1999. We believe that Mr. Steelberg is qualified to serve on our Board based on his long and successful track record in identifying new market opportunities and creating disruptive technology-based companies. In addition, Mr. Steelberg’s intimate knowledge of the day-to-day management and operations of our company provides our Board with an in-depth understanding of our company.

Jeff P. Gehl has served as our director since May 2017. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors, a private equity firm he co-founded. Mr. Gehl is responsible for leading RCP’s client relations and fund-raising activities, as well as its relationships with private equity fund managers in the Western United States, and he also serves as a member of the investment committees and advisory boards of various funds in which RCP is invested. Prior to co-founding RCP, he was involved in a number of private equity-financed companies, where he held senior positions in finance and operations. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He also serves as a director of P10 Holdings, Inc., an asset management investment firm that is the parent company of RCP, and as a director of Super League Gaming, Inc., a leading amateur esports platform provider. Mr. Gehl received a Bachelor of Science degree in Business Administration from the University of Southern California’s Entrepreneur Program, where he received the “Entrepreneur of the Year” award in 1989. We believe that Mr. Gehl is qualified to serve on our Board based on his extensive experience in financing, developing and managing high-growth technology companies.

G. Louis Graziadio, III has served as our director since August 2016. Since March 1990, Mr. Graziadio has been President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held company involved in a wide range of investments and business ventures. Mr. Graziadio is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of consumer goods. From August 2016 to June 2018, Mr. Graziadio served as the Executive Chairman of Acacia Research Corporation (“Acacia”), a leading patent licensing firm. From 1984 to 2000, Mr. Graziadio served as a director of Imperial Bancorp, the parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January 2001. Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies in a number of different industries. Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and initial public offerings. Mr. Graziadio previously served as a director of True Religion Apparel, Inc., a publicly traded premium clothing company, from May 2005 until its sale in July 2013, and as a director of World Point Terminals, LP, a previously publicly traded company which owns, operates, develops, and acquires terminal assets relating to the storage of light refined products and crude oil, from August 2013 to August 2017. In addition, Mr. Graziadio is a member of the Pepperdine University Board and the Board of Visitors of the Graziadio School of Business and Management at Pepperdine University. He is also a founding member of the board of directors of the Los Angeles Fire Department Scholarship Fund. We believe that Mr. Graziadio is qualified to serve on our Board due to his extensive experience as a member of senior management at several different companies, as well as his expertise in the area of finance, investment and capital market transactions. In addition, his experience in serving on the boards of directors of public companies provides our Board with valuable skills and capabilities to help guide the governance of our company.

Christopher J. Oates has served as our director since July 2014. Since 2003, Mr. Oates has been the Founder and Managing Director of RimLight, LLC, a privately-held, actively managed investment and strategic advisory firm. Prior to the formation of RimLight, LLC, Mr. Oates held senior level strategic planning, finance and business development positions in both public and private companies where he specialized in the design and implementation of entry strategies for markets throughout Europe, South America and the Middle East, with a primary focus on China, Southeast Asia and the balance of the Asia-Pacific region. Mr. Oates is also Founder and Managing Partner of Nio Advisors, LLC, an international investment and strategic advisory firm servicing growth-based companies and select financial institutions. We believe that Mr. Oates is qualified to serve on our Board due to his extensive experience and knowledge in strategic transactions, business development and financial management of media and technology companies, which provide valuable insight to our Board with respect to our operations and growth strategies.

Ryan Steelberg is a co-founder of our company and has served as a director since our inception in June 2014 and as the President of our subsidiary, Veritone One, Inc., since June 2015. In March 2017, he was appointed as President of our company. From October 2007 to December 2014, he served as the President and Chief Executive Officer of Brand Affinity Technologies, Inc. Prior to that, Mr. Steelberg served as the Head of the Radio Division of Google Inc. from February 2006 to February 2007. From September 2002 to February 2007, he was the co-founder and President of dMarc Broadcasting, an advertising company that was acquired by Google Inc. in 2006. We believe that Mr. Steelberg is qualified to serve on our Board because of his extensive experience in the business development, marketing and management of enterprises in the media and digital technology industries. In addition, Mr. Steelberg’s intimate knowledge of our operations and technology provides our Board with an in-depth understanding of our company.

Richard H. Taketa has served as our director since May 2019. Since September 2018, Mr. Taketa has been President of Taketa Capital Corporation, a private equity investment and consulting company. Previously, he served as President and Chief Executive Officer of York Risk Services, Inc. (“York”), a leading provider of technology-enabled, integrated insurance services to the property and casualty insurance industry, from January 2014 to September 2018, and served as Chairman of York’s board of directors from October 2014 to July 2017. Prior to becoming CEO at York, Mr. Taketa served in a variety of capacities including as the President of Commercial Business, Chief Operating Officer and Chief Strategy Officer. Mr. Taketa joined York in 2006 upon its acquisition of Southern California Risk Management Associates, a regional provider of third-party administration services to insurance companies, where he had served as Chief Executive Officer since 2004. Prior to that, he was a co-founder and managing director of Eventide Capital, a small private equity firm, after working as a corporate securities lawyer with DLA, a global law firm and in various public policy roles with non-governmental organizations in Washington, D.C. Mr. Taketa currently serves on the board of directors of Palomar Holdings, Inc., a publicly traded provider of property catastrophe insurance, and has also served on the boards of directors of several privately-held companies. He was named Ernst & Young’s Entrepreneur of the year in 2017 for the State of New Jersey. He has been a recurring guest lecturer at the Stanford Graduate School of Business and is a member of the California Bar Association, inactive status. Mr. Taketa holds a Bachelor of Arts degree from Colgate University and a law degree from Stanford Law School. We believe that Mr. Taketa is qualified to serve on our Board based on his extensive experience in financing, developing and managing high-growth, technology-enabled companies, as well as his experience in the insurance and healthcare industries, corporate law and governance, mergers and acquisitions, public policy, and operating in regulated markets.

Other Directorships

Mr. Gehl currently serves on the board of directors of two other publicly reporting companies, P10 Holdings, Inc. and Super League Gaming, Inc. Mr. Gehl does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Graziadio previously served on the boards of directors of two other publicly reporting companies, Acacia until June 2018, and World Point Terminals, LP until August 2017. Mr. Graziadio does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

Mr. Taketa currently serves on the board of directors of one other publicly reporting company, Palomar Holdings, Inc. Mr. Taketa previously served on the board of directors of one other publicly reporting company, York Risk Services Holding Corp., until July 2017. Mr. Taketa does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.

No other director currently serves, or during the past five years has served, on the board of directors of any other publicly reporting company or investment company.

CORPORATE GOVERNANCE

Board Independence

Our Board has determined that six of our nine current directors, Messrs. Gehl, Graziadio, Kurtz, Oates and Taketa and Ms. Nayyar, are independent, as determined in accordance with the rules of NASDAQ and the SEC. Nathaniel L. Checketts, who served on our Board until May 2019, was also determined by the Board to be independent in accordance with such rules. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that Board deemed relevant in determining their independence.

Board Leadership Structure and Role in Risk Management

Chad Steelberg, our Chief Executive Officer, serves as our Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that the combination of the roles of Chairman and Chief Executive Officer is appropriate for our business and affairs. Mr. Steelberg has extensive knowledge and experience in the management and operation of software and digital media companies, and an in-depth understanding of our business strategies and day-to-day operations, which make him well suited to set the agenda and lead the discussions at Board meetings as the Chairman. This also facilitates communications between our Board and management by ensuring a regular flow of information, thereby enhancing our Board’s ability to make informed decisions on critical issues facing our company. However, no single leadership model is right for all companies and at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, our Board may periodically review its leadership structure.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal sources of risk fall into two categories: financial and operational risks. The Audit Committee oversees management of financial risks, and our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. Our Board regularly reviews plans, results and potential risks related to our business operations, growth strategies and other operational risks. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees, including our executive officers, and our directors.

Meetings

It is the policy of our Board to hold at least four regular, in-person meetings each year, typically one in each calendar quarter. The regular meeting generally held in May or June of each year is scheduled to coincide with our annual meeting of stockholders. In addition, our Board holds special meetings as and when deemed necessary by the directors. We have not adopted a formal policy regarding attendance by members of our Board at our annual meetings of stockholders; however, generally, we expect that all directors will attend such meetings. With the exception of Messrs. Gehl and Kurtz, and Frank E. Walsh, III (who served on our Board until August 2018), all of our directors who were serving at the time of our 2018 annual meeting of stockholders attended such meeting.

Our Board held 11 meetings (including telephonic meetings) during the year ended December 31, 2018. Each director attended more than seventy-five percent of the aggregate of the number of meetings of our Board (held during the period in which he or she served as a director) and the total number of meetings held by all committees of our Board on which he or she served (held during the period in which he or she served on such committees).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of Our Board

Our Board has three separate standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted and reviewed annually by our Board, which satisfy the applicable standards of the SEC and NASDAQ. Copies of the charters of all standing committees are available on our website at investors.veritone.com under “Governance.” We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Secretary. Our Board may establish other committees from time to time as deemed appropriate by our Board based on the needs of our Board and the company.

Audit Committee

Our Audit Committee consists of Messrs. Gehl, Kurtz and Oates, and Mr. Kurtz serves as the Chairman. Mr. Checketts served on our Audit Committee until he resigned from the Board in May 2019. Our Board has affirmatively determined that each member serving on the Audit Committee currently or during 2018 meets the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. In addition, our Board has determined that Mr. Kurtz qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Each member of the Audit Committee will be financially literate at the time such member is appointed. The Audit Committee held eight meetings (including telephonic meetings) during the year ended December 31, 2018.

Our Audit Committee has the responsibility to, among other things:

•	appoint and, where appropriate, replace our independent registered public accounting firm;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters; and

•	oversee internal audit functions.

Compensation Committee

Our Compensation Committee consists of Messrs. Gehl, Kurtz and Oates, and Mr. Oates serves as the Chairman. Mr. Checketts served on our Compensation Committee until May 2019. Our Board has determined that each member serving on the Compensation Committee currently or during 2018 is “independent” as that term is defined in the applicable SEC and NASDAQ rules. The Compensation Committee held four meetings (including telephonic meetings) during the year ended December 31, 2018.

Our Compensation Committee has the responsibility to, among other things:

•	review and determine the compensation arrangements for our executive officers;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive and purchase plans;

•	evaluate the performance of our Chief Executive Officer and participate in the evaluation of other executive management;

•	evaluate and make recommendations to our Board regarding the compensation of our Board and its committees; and

•	review the independence of any compensation advisers engaged by our Compensation Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Gehl, Kurtz and Oates, and Mr. Gehl serves as the Chairman. Mr. Checketts served on our Corporate Governance and Nominating Committee until May 2019. Our Board has determined that each member serving on the Corporate Governance and Nominating Committee currently or during 2018 is “independent” as that term is defined in the applicable NASDAQ rules. The Corporate Governance and Nominating Committee held four meetings during the year ended December 31, 2018.

Our Corporate Governance and Nominating Committee has the responsibility to, among other things:

•	identify, evaluate and make recommendations to our Board regarding prospective director nominees;

•	oversee the evaluation of our Board and its committees;

•	review developments in corporate governance practices;

•	evaluate the adequacy of our corporate governance practices and reporting; and

•	develop, periodically review and make recommendations to our Board regarding corporate governance guidelines and matters.

Identifying and Evaluating Director Candidates

Our Corporate Governance and Nominating Committee evaluates and recommends director candidates for nomination by the full Board. Any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Secretary in accordance with the requirements described under the heading “Stockholder Nominations” below.

There are no specific minimum qualifications that the Corporate Governance and Nominating Committee requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the laws, rules and regulations applicable to us. Except as required by applicable law, our Board does not have a formal policy regarding racial/ethnic, gender or other diversity characteristics of director candidates, but considers diversity as a factor in evaluating such candidates.

Our corporate headquarters are located in Costa Mesa, California and, as such, we are subject to the requirements of Section 301.3 of the California Corporations Code, which provide that (i) we must have a minimum of one female director on our Board by the end of 2019, and (ii) based on the current size of our Board, we must have a minimum of three female directors on our Board by the end of 2021. The Corporate Governance and Nominating Committee will take these requirements into account in evaluating and recommending director candidates for nomination to the Board.

The Corporate Governance and Nominating Committee will evaluate any director candidates recommended by stockholders in the same manner as it would evaluate any other candidates identified by or recommended to the committee.

Stockholder Nominations

In accordance with our Bylaws, stockholders may nominate a candidate for election as director by following the procedures described in the section entitled “Stockholder Proposals” on page 3, including delivery of a written notice to our Secretary within the time periods and containing the information specified in that section. In addition, any notice relating to one or more director nominations must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. Any such notice must be accompanied by such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. If the Corporate Governance and Nominating Committee or our Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination will be void.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to our Board, our Board committee or the individual director, as the case may be, in care of our Secretary, mailed or delivered to our corporate offices at 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626. Our Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a code of business conduct and ethics, which is applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available in the Investor Relations section of our principal corporate website at investors.veritone.com under the heading “Governance.” We will also provide an electronic or paper copy of the code of ethics, free of charge, upon request made to our Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code of ethics to our principal executive, financial and accounting officers, we will disclose the nature of such amendment or waiver on our website at www.veritone.com or, if required, in a current report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to compliance with all applicable securities laws and regulations, accounting standards and accounting controls. The Audit Committee has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. The Audit Committee oversees the handling of such concerns or complaints. Any person may report concerns or complaints regarding accounting, internal accounting controls or auditing matters by sending a communication in writing addressed to the Audit Committee, in care of our General Counsel, mailed or delivered to our corporate offices at 575 Anton Boulevard, Suite 100, Costa Mesa, California 92626. Our General Counsel will forward such communication to the Chairman of the Audit Committee. Additional information regarding the procedures for non-employees to submit such concerns or complaints is available in the Investor Relations section of our website at investors.veritone.com under the heading “Governance.”

EXECUTIVE OFFICERS

We currently have five executive officers who serve at the pleasure of our Board and are elected on an annual basis:

Name	Age	Title
Chad Steelberg	48	Chief Executive Officer and Chairman of the Board
Ryan Steelberg	45	President
Peter F. Collins	54	Executive Vice President and Chief Financial Officer
Jeffrey B. Coyne	52	Executive Vice President, General Counsel and Secretary
John A. Ganley, Jr.	70	Executive Vice President, Human Resources

The biography of Chad Steelberg is presented on page 6, and the biography of Ryan Steelberg is presented on page 7. The biographies of our other executive officers are set forth below.

Peter F. Collins has served as our Executive Vice President and Chief Financial Officer since May 2017 and previously as our Senior Vice President and Chief Financial Officer from October 2016 to May 2017. From May 2014 to October 2016, Mr. Collins served as Chief Financial Officer at J Brand Holdings, LLC, a premium clothing company and a subsidiary of Fast Retailing Co., Ltd. From March 2007 to July 2013, Mr. Collins served as Chief Financial Officer of True Religion Apparel Inc., a publicly traded premium clothing company. From April 2004 to March 2007, he served as Divisional Vice President, Corporate Controller and Principal Accounting Officer for Nordstrom, Inc., a publicly traded department store chain. From 2002 to 2004, Mr. Collins served in various financial roles with Albertson’s, Inc., a supermarket chain, including Group Vice President and Controller. Prior to that, from 1998 until 2002, Mr. Collins was a partner with Arthur Andersen LLP, serving clients in the healthcare, retail, distribution and manufacturing industries.

Jeffrey B. Coyne has served as our Executive Vice President, General Counsel and Secretary since October 2016. From July 2004 to April 2016, Mr. Coyne served as Senior Vice President, General Counsel and Corporate Secretary, with responsibility for legal affairs and human resources, at Newport Corporation, a global supplier of advanced technology products that was acquired by MKS Instruments, Inc., and from June 2001 to July 2004, he served as Vice President, General Counsel and Corporate Secretary of Newport Corporation. Prior to that, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, P.C. from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP), an international law firm. Mr. Coyne is a member of the State Bar of California.

John A. Ganley, Jr. has served as our Executive Vice President, Human Resources since May 2017. From March 2013 to January 2017, Mr. Ganley was Managing Partner of Force Four Partners, an executive search and management consulting firm. From December 2005 to March 2013, Mr. Ganley was Global Vice President of Human Resources and Chief Talent Officer for Quest Software, Inc., a global systems management and security software provider, prior to its acquisition by Dell, Inc. Prior to joining Quest, from July 2004 to July 2005, Mr. Ganley was Director of Global Staffing of Symbol Technologies, a worldwide supplier of mobile data capture and delivery equipment, prior to its acquisition by Motorola. From September 2001 to June 2004, he was Founder and Owner of JAG Partners, an executive search firm. From December 2000 to June 2001, Mr. Ganley was Senior Vice President of Executive Resources at 3Com Corporation, a leading developer and manufacturer of computer networking products. From March 1993 to December 2000, Mr. Ganley served as Chief Talent Officer of EMC2 Corporation, a global provider of data storage systems. Prior to joining EMC, Mr. Ganley spent 16 years with Digital Equipment Corporation in senior human resources roles.

Family Relationships

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer, except that Chad Steelberg and Ryan Steelberg are brothers.

Legal Proceedings

On December 15, 2014, Brand Affinity Technologies, Inc. filed a petition for relief under the Bankruptcy Code commencing the matter of In re Brand Affinity Technologies, Inc., United States Bankruptcy Court for the Central District of California, Santa Ana Division, Case No. 8:14-bk-17244 SC. Chad Steelberg and Ryan Steelberg previously served as officers, directors and beneficial owners of Brand Affinity Technologies, Inc. The Bankruptcy Court entered an order closing this bankruptcy case on December 5, 2016.

EXECUTIVE COMPENSATION

The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a “smaller reporting company,” as defined in applicable SEC rules.

Overview

Our executive compensation plans and arrangements are overseen and administered by our Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable NASDAQ and SEC rules. The Compensation Committee operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on our website at investors.veritone.com under the heading “Governance.”

Our Compensation Committee has established an executive compensation program that is intended to fulfill three primary objectives: first, to attract and retain the high caliber executives required for the success of our business; second, to reward these executives for strong financial and operating performance; and third, to align their interests with those of our stockholders to incentivize them to create long-term stockholder value. The key components of the compensation of our executive officers are base salaries, cash incentives, and equity awards.

In December 2017, the Compensation Committee engaged a compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to conduct a market study of executive compensation and make recommendations regarding the base salaries, cash incentive compensation and equity compensation for our executive officers. Pearl Meyer reviewed compensation data reported by a group of publicly traded software-as-a-service companies with annual revenues between $50 million and $150 million, with average revenues of approximately $100 million. The Compensation Committee determined that this group of companies, which has higher revenues than Veritone, was an appropriate peer group for this analysis, as it represented the size of companies with which we compete for executive talent. Specifically, Pearl Meyer reviewed base salaries, target cash incentives and annual equity compensation for the companies in this group.

In March 2018, the Compensation Committee reviewed the market data and recommendations that had been provided by Pearl Meyer and used such data and recommendations to establish compensation levels and plans for our executive officers for 2018. Such review indicated that the target total cash compensation and target total direct compensation of our executive officers were both significantly below the 50th percentile of the peer group. The Compensation Committee determined that it is important to provide compensation packages to our executive officers that represent target total direct compensation that is approximately equal to the 50th percentile of market, but that the mix of such compensation be weighted more heavily towards equity compensation to reduce our cash utilization and to align our executives’ compensation with the interests of our stockholders. The key components of the executive compensation program approved by the Compensation Committee in March 2018 are discussed in more detail below. This executive compensation program amended and superseded the compensation terms of the employment agreements that we entered into with Chad Steelberg and Ryan Steelberg in 2017 and the employment offer letters for our other executive officers.

As part of its review of executive compensation in 2018, the Compensation Committee also discussed with Pearl Meyer whether it would be in the best interests of Veritone and our stockholders to develop a separate performance-based equity incentive program for our Chief Executive Officer, our President, and our other executive officers and employees, to provide them with an additional incentive to drive increases in stockholder value. The Compensation Committee determined that such a program would tie a large portion of each participant’s total earnings potential to the achievement of challenging stockholder value targets, which would give them a powerful incentive to drive increases in stockholder value and strongly align their interests with the interests of our stockholders. Due to the potential interests of Chad Steelberg and Ryan Steelberg in such program, on the recommendation of the Compensation Committee, the Board appointed a special committee comprised of independent and disinterested members of the Board (the “Special Committee”), which had the exclusive authority to develop and negotiate such performance-based equity incentive program on behalf of our Board. In May 2018, our Board approved our 2018 Performance-Based Stock Incentive Plan (the “2018 Plan”) and the Special Committee approved awards of performance options to Chad Steelberg and Ryan Steelberg, subject to stockholder approval, which was received in June 2018. The 2018 Plan and the awards of performance options under that plan are discussed in more detail under the heading “2018 Performance-Based Stock Incentive Plan” below.

Base Salaries

Based on its review of executive compensation in March 2018, the Compensation Committee approved an annual base salary of $250,000 for each of our executive officers. These new base salaries became effective as of March 15, 2018. In November 2018, the Compensation Committee reviewed the base salaries of our executive officers and determined that no changes would be made to such base salaries for 2019.

Cash Incentives

In March 2018, the Compensation Committee established a cash incentive program for our executive officers, to link a significant portion of each executive’s total compensation to the achievement of pre-established performance goals. For 2018, each executive officer’s target incentive was set at $75,000 (30% of base salary). The target incentive amount would be payable in the event of achievement of 100% of the target levels for certain financial measures established by the Compensation Committee. For 2018, payout of the target cash incentives for all executive officers was conditioned upon achievement of the net revenue target set forth in the annual operating plan approved by our Board for 2018 (the “Revenue Goal”), with potential payouts of up to 200% of the target amount in the event of achievement of 150% of the Revenue Goal. Payouts would be prorated on a straight-line basis in the event of revenue achievement between 100% and 150% of the Revenue Goal. We did not achieve the Revenue Goal for 2018. Accordingly, no cash incentives were earned by our executive officers for 2018.

The Compensation Committee has established a cash incentive program for our executive officers for 2019 having a comparable structure to the 2018 program. The financial measures established by the Compensation Committee for 2019 were net revenue and earnings before interest expense, depreciation, amortization and stock-based compensation expenses, adjusted to exclude certain acquisition, integration and financing-related costs, with each measure weighted equally. No changes have been made to the target incentive amounts for 2019.

Equity Incentives

We provide long-term incentive compensation to our executive officers through equity-based awards under our stock incentive plans, such as stock options, restricted stock and restricted stock units, which generally vest over multiple years. As discussed above, the Compensation Committee has determined that the mix of executive compensation should be weighted more heavily towards equity compensation to reduce our cash utilization and to align our executives’ compensation with the interests of our stockholders. Accordingly, the Compensation Committee takes into account the amount by which the cash compensation of our executives officers falls below the 50th percentile of market (based on the peer group data reviewed by the Compensation Committee) and generally sets annual equity compensation at levels necessary to bring target total direct compensation closer to the 50th percentile of market.

2014 Plan and 2017 Plan

Our 2014 Stock Option/Stock Issuance Plan (the “2014 Plan”) was approved by our Board and stockholders in 2014, and our 2017 Stock Incentive Plan (the “2017 Plan”) was approved by our Board and stockholders at the time of our IPO in May 2017. Under these plans, the Compensation Committee or our Board has authority to grant awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units to our executive officers, directors, employees and consultants. Our Board has resolved not to make any further awards under the 2014 Plan following the completion of our IPO. The 2014 Plan will continue to govern all outstanding awards granted thereunder.

All stock options granted under the 2014 Plan and 2017 Plan have exercise prices equal to or greater than the fair market value of our common stock on the grant date, and expire 10 years after the grant date, subject to earlier expiration in the event of termination of the awardee’s continuous service with the company. All equity awards granted under the 2014 Plan and 2017 Plan vest in accordance with the vesting schedules established by the Compensation Committee at the time of award, subject to the awardee’s continued service with our company. The vesting of equity awards granted to our executive officers is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

In March 2018, the Compensation Committee granted a nonqualified stock option to each executive officer under our 2017 Plan. Chad Steelberg received an option to purchase 136,029 shares of common stock, Ryan Steelberg received an option to purchase 68,015 shares of common stock, and each of Messrs. Collins, Coyne and Ganley received an option to purchase 37,099 shares of common stock. Such options have an exercise price of $15.14, which was the closing price of our common stock on the grant date. Such options vest over a four-year period, with 25% of the shares underlying such options vesting on the first anniversary of the grant date, and the remaining shares underlying such options vesting in 36 equal monthly installments thereafter. The grant date value (determined using the Black-Scholes-Merton option pricing model) of the option granted to Chad Steelberg was approximately $1.1 million, the grant date value of the option granted to Ryan Steelberg was approximately $542,000, and the grant date value of the option granted to each of Messrs. Collins, Coyne and Ganley was approximately $295,000.

In February 2019, the Compensation Committee granted 15,000 nonqualified stock options to each of Messrs. Collins, Coyne and Ganley under the 2017 Plan, which options had grant date values of approximately $53,000 and substantially the same terms as the stock options granted to them in 2018. In addition, in February 2019, the Compensation Committee awarded to each of Messrs. Collins, Coyne and Ganley 16,845 restricted stock units having a total grant date value of approximately $95,000, which vest in full in January 2020, in order to achieve the desired target total direct compensation levels for such executive officers. The Compensation Committee has not granted additional equity awards to Chad Steelberg and Ryan Steelberg in light of the performance-based stock options awarded to them in 2018 under the 2018 Plan, as discussed below.

2018 Performance-Based Stock Incentive Plan

In May 2018, our Board approved our 2018 Plan, and the Special Committee approved awards of performance-based stock options to Chad Steelberg (the “CEO Award”) and Ryan Steelberg (the “President Award”) under the 2018 Plan. The CEO Award, President Award and 2018 Plan were approved by our stockholders at our annual meeting of stockholders held in June 2018.

The CEO Award, the President Award and all awards granted to our other executive officers and employees under the 2018 Plan are 100% performance-based, vesting only upon the achievement of stock price milestones that would represent significant increases in our stock price. By tying a significant portion of the total earnings potential of our executive officers and other employees to the achievement of challenging stock price targets, the Board believes that the 2018 Plan gives our executive officers and other employees a powerful, long-term incentive to drive increases in stockholder value and strongly aligns their interests with our long-term goals and the interests of our stockholders. The 2018 Plan incentivizes executive officers and other employees to remain employed with us and to deliver strong performance over time.

All awards granted under the 2018 Plan consist of nonstatutory stock options, which will become exercisable in three equal tranches only if we achieve the following stock price goals:

Tranche	Stock Price Goal
1	$49.15 per share
2	$98.31 per share
3	$196.62 per share

Each tranche will be determined to be achieved if our stock price equals or exceeds the applicable stock price goal for thirty consecutive trading days. All stock options granted under the 2018 Plan have exercise prices equal to or greater than the fair market value of our common stock on the grant date, and expire 10 years after the grant date, subject to earlier expiration in the event of termination of an awardee’s service with the company.

The CEO Award and the President Award were approved by the Special Committee on May 6, 2018. The numbers of shares of common stock underlying the CEO Award and the President Award are 1,809,900 and 1,357,425, respectively, and the exercise price of such awards is $21.25 per share, which was the closing price of our common stock on May 4, 2018, the last trading day prior to the date of approval of the awards by the Special Committee (which was not a trading day). The vesting of the CEO Award is contingent upon Chad Steelberg being employed as our Chief Executive Officer, and the vesting of the President Award is contingent upon Ryan Steelberg being employed as President or in such other position as may be approved by the Compensation Committee. If Chad Steelberg’s service as Chief Executive Officer, or if Ryan Steelberg’s service as President (or such other position), is terminated by us (other than for misconduct), any outstanding and unexercisable portion of the award held by him will remain outstanding and eligible to become exercisable for a period of nine months following such termination. At that time, any portion of his award that has not become exercisable will be forfeited. The CEO Award and the President Award provide that any shares issued upon exercise thereof must be held by the executive officer for a minimum of six months, to further align the executive officer’s interests with the interests of our other stockholders following the exercise of such options.

On February 12, 2019, the Compensation Committee approved an award of 26,001 stock options to each of Messrs. Collins, Coyne and Ganley under the 2018 Plan. Such stock options have an exercise price of $5.65 per share, which was the closing price of our common stock on the grant date. The vesting of each such award is contingent upon the executive officer remaining employed by us. If the executive officer is terminated by us (other than for misconduct), any outstanding and unexercisable portion of the award held by him will remain outstanding and eligible to become exercisable for a period of nine months following such termination. At that time, any portion of his award that has not become exercisable will be forfeited.

Generally Available Benefit Programs

Section 401(k) Plan

We make available a tax-qualified retirement plan that provides eligible employees, including our executives, with an opportunity to save for retirement on a tax advantaged basis. Participants are able to defer up to 80% of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We do not currently make any matching contributions under the 401(k) plan.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to promote stock ownership by employees. Under the ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees are able to select a rate of payroll deduction between 1% and 15% of their eligible compensation. The ESPP is implemented through a series of offering periods of up to 27 months, each having multiple purchase intervals, which are generally six months, unless otherwise determined by our Compensation Committee as the plan administrator.

The purchase price for shares of our common stock under the ESPP is established by our Compensation Committee prior to the start of any offering period, but will not be less than 85% of the lower of the fair market value of our common stock on (i) the first day of each offering period and (ii) the purchase date for each purchase interval. Purchases under the ESPP are subject to certain limitations, including a maximum number of shares that each participant may purchase on each purchase date of 1,000 shares, a maximum number of shares that may be purchased in total by all participants on each purchase date of 200,000 shares, and the $25,000 annual limit under the Internal Revenue Code. In addition, under no circumstances will purchase rights be granted under the ESPP to any eligible employee if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our company or any parent or subsidiary.

Health Benefit Programs

Our executive officers are eligible to participate in our health benefit programs, including medical, dental, vision, long-term disability, life and accidental death and dismemberment insurance, flexible spending accounts and certain other benefits. We pay 100% of the premiums for the medical, dental, vision, long-term disability and life insurance elected by Messrs. Collins, Coyne and Ganley under these company-provided benefits (excluding the premiums for voluntary supplemental disability). Chad Steelberg and Ryan Steelberg do not currently participate in these benefit programs; however, we reimburse each of them for 100% of the costs for their separate healthcare plans.

Employment Agreements with Chad Steelberg and Ryan Steelberg

In March 2017, we entered into employment agreements with Chad Steelberg and Ryan Steelberg. Each employment agreement has an initial term of three years, which will be renewed automatically for additional one-year terms unless either we or the officer notifies the other party of the intent not to renew the agreement at least 90 days prior to the expiration of the then-current term. The employment agreements with Chad Steelberg and Ryan Steelberg are at-will agreements and may be terminated at any time and for any reason or without reason. However, if the officer is terminated other than for “cause” or resigns for “good reason” (as such terms are defined in their respective employment agreements), then the officer will be entitled to acceleration of the vesting of certain stock options, and, in the case of Ryan Steelberg, to certain cash severance payments, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

The employment agreements with Chad Steelberg and Ryan Steelberg had specified cash compensation levels for each executive officer (and in the case of Chad Steelberg, equity compensation in lieu of base salary), which were subject to periodic review and adjustment at the discretion of our Board or our Compensation Committee, and provided for grants of time-based and performance-based stock options to each executive officer in 2017. The executive compensation program established by the Compensation Committee in March 2018 has amended and superseded the compensation terms set forth in the employment agreements with Chad Steelberg and Ryan Steelberg.

Roles of Compensation Consultants in Determining Executive Compensation

The Compensation Committee has the authority to engage its own compensation consultants and other independent advisors to assist in designing and administering our executive compensation programs. As noted above, the Compensation Committee directly engaged Pearl Meyer in December 2017 to conduct a market study of executive compensation, which included a review and analysis of executive cash and equity compensation. For this market study, Pearl Meyer was requested by the Compensation Committee to present assessments of our compensation levels relative to our peer companies and to provide recommendations regarding the compensation levels and the structure of our cash and equity compensation plans. In March 2018, the Special Committee engaged Pearl Meyer to assist it in developing and negotiating the 2018 Plan and the grants of awards to Chad Steelberg and Ryan Steelberg thereunder.

The Compensation Committee has evaluated the relationships among the company, the Compensation Committee and Pearl Meyer, taking into account the following six factors: (i) the provision of other services to the company by Pearl Meyer, if any; (ii) the amount of fees received from the company by such consultant, as a percentage of its total revenue; (iii) the policies and procedures of such consultant that are designed to prevent conflicts of interest; (iv) any business or personal relationships of such consultant with a member of the Compensation Committee; (v) any company stock owned by such consultant; and (vi) any business or personal relationships of such consultant with any of the company’s executive officers, and has determined that no conflicts of interest have been raised by the work performed by such consultant in making recommendations relating to the company’s executive compensation.

Roles of Management in Determining Executive Compensation

The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Compensation Committee on the base salaries, target incentives and performance measures, and equity compensation for our executives and other key employees. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management and non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s compensation package with him, but makes decisions with respect to his compensation without him present. The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than executive officers. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation earned during the fiscal years ended December 31, 2018 and 2017 by our principal executive officer, Chad Steelberg; our principal financial officer, Peter F. Collins; and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2018; as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). These officers are referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Chad Steelberg(4)	2018	$197,917	$—	$18,440,171	$31,691	$18,669,779
Chief Executive Officer	2017	375,000	250,000	13,922,795	30,071	14,577,866

Ryan Steelberg	2018	270,833	—	13,559,325	28,941	13,859,099
President	2017	279,735	250,000	13,922,795	27,899	14,480,429

Peter F. Collins	2018	239,773	—	295,428	9,758	544,959
Executive Vice President and Chief Financial Officer	2017	200,000	100,000	108,872	13,072	421,944

Jeffrey B. Coyne	2018	239,773	—	295,428	4,827	540,028
Executive Vice President, General Counsel and Secretary	2017	200,000	75,000	108,872	3,442	387,314

John A. Ganley, Jr.(5)	2018	239,773	—	295,428	7,632	542,833
Executive Vice President, Human Resources	2017	128,030	20,000	217,724	7,186	372,940

(1)	The bonuses earned by all named executive officers for 2017 were paid in March 2018. No bonus or nonequity incentive plan compensation was earned by any executive officer for 2018.
(2)

Reflects the grant date fair values of stock options awarded to each named executive officer in each year presented. The fair values of the stock options granted under our 2014 Plan and 2017 Plan were estimated as of the grant date using the Black-Scholes-Merton option pricing model. The fair values of the performance-based stock options granted to Chad Steelberg and Ryan Steelberg in 2018 under our 2018 Plan were estimated as of June 29, 2018, which was the date of approval of such awards by our stockholders (and, therefore, was deemed the grant date for accounting purposes) using a Monte Carlo Simulation Model. The assumptions used in the valuation of stock options are discussed in Note 2 under the heading “Stock-Based Compensation” and Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, and in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. See additional information regarding the stock options awarded to our named executive officers in 2018 under the heading “Equity Incentives” above.

(3)

All other compensation consists of: (i) for Chad Steelberg and Ryan Steelberg, the amounts paid to them as reimbursement of the costs of separate healthcare plans; and (ii) for all other named executive officers, the amounts of Company-paid premiums for healthcare benefits in excess of the premiums that we customarily pay on behalf of non-executive employees for such healthcare benefits under our benefit programs.

(4)

The amount shown as salary for Chad Steelberg for 2017 reflects the aggregate value of shares of our common stock issued to him in lieu of a cash base salary pursuant to his employment agreement, as follows: (i) 10,121 shares of common stock issued on June 30, 2017, having a fair market value of $12.35 per share; (ii) 2,471 shares of common stock issued on September 29, 2017, having a fair market value of $50.57 per share; and (iii) 5,215 shares of common stock issued on December 29, 2017, having a fair market value of $23.97. The number of shares issued on each date was determined by dividing $125,000 by the per share fair market value on the issuance date (rounded down to the nearest whole share), such fair market value representing the average of the closing prices for our common stock on the last five trading days through such date, in accordance with his employment agreement. For 2018, the Compensation Committee approved an annual cash base salary of $250,000 for Chad Steelberg, which became effective on March 15, 2018 and, accordingly, the amount shown as salary for Chad Steelberg for 2018 reflects his cash base salary earned from March 15, 2018 through December 31, 2018.
(5)	Mr. Ganley joined our company on May 9, 2017. The amounts set forth for the year 2017 reflect amounts earned by Mr. Ganley from such date through December 31, 2017.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

The table below sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2018, including: (i) the numbers of shares of our common stock underlying exercisable and unexercisable stock options, and unearned performance-based stock options under our 2018 Plan, held by each named executive officer and the exercise prices and expiration dates thereof; and (ii) the number of shares of restricted stock held by each named executive officer, and the market value thereof, that had not vested as of December 31, 2018.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Number of Securities Underlying Unearned Options Under Equity Incentive Plan(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested(2) (#)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(3) ($)
	Exercisable	Unexercisable
Chad Steelberg	522,409	—		—	$15.00	05/10/27	—	—
	551,432	493,387	(4)	—	$15.00	05/10/27	—	—
	—	136,029	(5)	—	$15.14	03/15/28	—	—
	—	—		1,809,900	$21.25	05/06/28	—	—

Ryan Steelberg	522,409	—		—	$15.00	05/10/27	—	—
	551,432	493,387	(4)	—	$15.00	05/10/27	—	—
	—	68,015	(5)	—	$15.14	03/15/28	—	—
	—	—		1,357,425	$21.25	05/06/28	—	—
	—	—		—	—	—	12,270	$46,626

Peter F. Collins	4,750	7,250	(6)	—	$15.00	05/10/27	—	—
	—	37,099	(5)	—	$15.14	03/15/28	—	—
	—	—		—	—	—	16,250	$61,750

Jeffrey B. Coyne	4,750	7,250	(6)	—	$15.00	05/10/27	—	—
	—	37,099	(5)	—	$15.14	03/15/28	—	—
	—	—		—	—	—	17,875	$67,925

John A. Ganley, Jr.	11,500	12,500	(7)	—	$15.00	05/10/27	—	—
	—	37,099	(5)	—	$15.14	03/15/28	—	—

(1)

Consists of performance-based stock options awarded to Chad Steelberg and Ryan Steelberg on May 6, 2018 by a Special Committee of our Board pursuant to our 2018 Plan, which awards and plan were approved by our stockholders on June 29, 2018. Such stock options will vest in three equal tranches based upon the achievement of stock price goals for our common stock of $49.15, $98.31 and $196.62 per share, respectively. See additional information regarding our 2018 Plan and such performance-based options awarded to Chad Steelberg and Ryan Steelberg under the heading “2018 Performance-Based Stock Incentive Plan” above.

(2)

Consists of restricted stock awarded to certain named executive officers in 2016, which had not vested as of December 31, 2018. The unvested shares of restricted stock held by Ryan Steelberg as of December 31, 2018 will continue to vest in six equal monthly installments through June 25, 2019. Of the 16,250 unvested shares of restricted stock held by Mr. Collins as of December 31, 2018, 10,500 shares will vest in two equal annual installments on October 25, 2019 and 2020, and 5,750 shares will vest in 23 equal monthly installments through November 7, 2020. The unvested shares of restricted stock held by Mr. Coyne as of December 31, 2018 will vest in 22 equal monthly installments through October 24, 2020.

(3)

The market values of all restricted stock reflected in the table above have been calculated based on the closing price of our common stock on December 31, 2018 as reported on the NASDAQ Global Market, which was $3.80 per share.

(4)

Consists of stock options that were granted to the named executive officer on May 11, 2017, which had not vested as of December 31, 2018. Such unvested options will vest in 17 equal monthly installments through May 10, 2020.

(5)

Consists of stock options that were granted to the named executive officer on March 15, 2018, which had not vested as of December 31, 2018. 25% of the shares underlying such options vested on March 15, 2019, and the remaining shares will vest in 36 equal monthly installments thereafter through March 15, 2022.

(6)

Consists of stock options that were granted to the named executive officer on May 11, 2017, which had not vested as of December 31, 2018. Such unvested options will vest in 29 equal monthly installments through May 10, 2021.

(7)

Consists of stock options that were granted to the named executive officer on May 11, 2017, which had not vested as of December 31, 2018. Such unvested options will vest in 25 equal monthly installments through January 30, 2021.

The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with our company, and is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Acceleration of Vesting of Equity Awards

Stock Options

Pursuant to the terms of the employment agreements and stock option agreements with each of Chad Steelberg and Ryan Steelberg, in the event that the executive officer is terminated without cause (as defined in his employment agreement), then all unvested options held by the executive officer that are subject to time-based vesting conditions will immediately vest, and in the event that the executive officer resigns for good reason (as defined in his employment agreement), then 50% of any unvested options held by the executive officer that are subject to time-based vesting conditions will immediately vest. In addition, in the event of a change in control of Veritone (as defined in the stock option agreements), if any such unvested time-based stock options are not assumed by the acquirer in connection with the change in control, all such unvested options will immediately vest.

Pursuant to the stock option agreements entered into with Messrs. Collins, Coyne and Ganley with respect to stock options that are subject to time-based vesting conditions, in the event of a change in control of Veritone (as defined in the stock option agreements), if any such unvested time-based stock options are not assumed by the acquirer in connection with the change in control, or if the executive officer is terminated without cause (as defined in the stock option agreements) following the change in control, then all of such unvested stock options will immediately vest. In addition, if any such unvested stock option is assumed by the acquirer, then, immediately prior to the change in control, the stock option will become vested and exercisable for an additional number of shares equal to the lesser of (a) 25% of the number of shares initially subject to the stock option and (b) the number of shares that have not then vested pursuant to the original vesting schedule, and the remaining unvested stock options (if any) will vest in 12 equal monthly installments following the change in control, or over the remainder of the original vesting schedule, if shorter.

Pursuant to the terms of our 2018 Plan, in the event of a change in control of Veritone, vesting of the performance-based stock options granted under the 2018 Plan will not automatically accelerate. However, upon a change in control, the achievement of the applicable stock price goals with respect to such performance-based stock options will be determined based on the greater of (a) the last closing price of a share of our common stock before the effective time of the change in control or (b) the per share price (plus the per share value of any other consideration) received by our stockholders in the change in control, without regard to the requirement that the applicable stock price goal be met or exceeded for 30 consecutive trading days. Any exercisable portions of such awards may be assumed or substituted by the successor entity, and such awards will remain exercisable for the remainder of the term thereof. Any unexercisable portion of such awards will automatically terminate at the effective time of the change in control.

Restricted Stock

The restricted stock issuance agreement entered into with Ryan Steelberg in 2016 provides that in the event of a change in control of Veritone (as defined in the agreement), if the forfeiture restrictions with respect to any unvested restricted shares held by him are not assigned to the acquirer, the forfeiture restrictions will lapse and all unvested shares will vest in full immediately prior to the change in control. In addition, if such forfeiture restrictions are assigned to the acquirer, 75% of the restricted shares not then vested will vest immediately prior to the change in control, and the remaining 25% of the restricted shares will vest in 12 equal monthly installments following the change in control, or over the remainder of the original vesting schedule, if shorter. Such award will be fully vested in June 2019.

Pursuant to the employment offer letters (as amended) and restricted stock issuance agreements (as amended) entered into with Messrs. Collins and Coyne, in the event of a change in control of Veritone (as defined in the agreements), if the forfeiture restrictions with respect to any unvested restricted shares held by the executive officer are not assigned to the acquirer, the forfeiture restrictions will lapse and all unvested shares will vest in full immediately prior to the change in control. In addition, in the event that Mr. Collins or Mr. Coyne is terminated without cause (as defined in his employment offer letter), the vesting of a portion of his restricted shares will accelerate in order to compensate him for the taxes paid or payable for the shares which otherwise would be forfeited upon termination.

Other Payments Upon Termination

Pursuant to his employment agreement, if Ryan Steelberg is terminated without cause or resigns for good reason, he will be entitled to receive a lump sum severance payment equal to his base salary payable for the remainder of the term of his employment agreement.

DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program is comprised of the following components:

•	Equity Awards: each non-employee director receives awards of restricted stock units (“RSUs”) under the automatic grant program for non-employee directors set forth in our 2017 Plan, including:

•

Annual RSU Award: on the date of each annual meeting of our stockholders, each director will be granted a number of RSUs having a grant date value equal to $75,000, which RSUs will vest on the first anniversary of the grant date (or the day immediately preceding the date of the next regular annual meeting following the grant date, if earlier); and

•

Initial RSU Award for New Directors: on the date of initial appointment or election to our Board, each new director will be granted a number of RSUs having a grant date value equal to a prorated portion of the $75,000 annual RSU award (such proration based on 365 days less the number of days elapsed from the date of our last annual meeting of stockholders to the date of such initial appointment or election), which RSUs will vest on the first anniversary of the grant date (or the day immediately preceding the date of the next regular annual meeting following the grant date, if earlier);

•	Board Fees: on an annual basis, each non-employee director receives an annual cash retainer for serving as a member of our Board in the amount of $25,000;

•

Committee Fees: on an annual basis, each non-employee director serving as a member of our Audit Committee, our Compensation Committee, or our Corporate Governance and Nominating Committee, receives an annual cash retainer in the amount of $7,500, $5,000, and $2,500, respectively. In addition, each non-employee director serving as Chairman of our Audit Committee, Chairman of our Compensation Committee, or Chairman of our Corporate Governance and Nominating Committee receives an additional annual cash retainer of $7,500, $5,000 and $2,500, respectively; and

•

Reimbursement of Expenses: directors are reimbursed for expenses incurred in attending Board and/or committee meetings or in connection with other business activities on behalf of our company. All such expenses must be in accordance with our travel and expense reimbursement policy.

The annual cash retainer fees are paid in quarterly installments. Our executive officers, Chad Steelberg and Ryan Steelberg, who also serve on our Board, do not receive any additional compensation for their service on our Board.

2018 Director Compensation

The table below sets forth cash compensation earned by each non-employee director, and the grant date fair values of equity awards granted to each non-employee director, during the fiscal year ended December 31, 2018. All compensation of Chad Steelberg and Ryan Steelberg is reported in the Summary Compensation Table on page 20 and has been excluded from the table below. Mr. Taketa did not serve on our Board during 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Nathaniel L. Checketts	$40,000	$75,000	$115,000
Jeff P. Gehl	42,500	75,000	117,500
G. Louis Graziadio, III	25,000	75,000	100,000
Paul A. Krieger(4)	8,560	62,872	71,432
Knute P. Kurtz	47,500	75,000	122,500
Nayaki R. Nayyar(5)	5,288	52,809	58,097
Christopher J. Oates	45,000	75,000	120,000
Edward J. Treska(6)	15,489	75,000	90,489
Frank E. Walsh, III(6)	16,236	75,000	91,236

(1)

Reflects cash retainer fees earned in 2018 by each non-employee director for service on our Board and committees of our Board, as applicable. The amounts reported for Messrs. Gehl, Kurtz and Oates include additional retainer fees for serving as the Chairman of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee, respectively.

(2)

Reflects the grant date fair values of RSU awards granted to each non-employee director in 2018, calculated in accordance with ASC Topic 718. RSUs representing a right to receive 4,459 shares of our common stock were awarded to each of our non-employee directors who were serving on our Board at the time of our annual meeting of stockholders held on June 29, 2018, and the grant date fair value of such awards was determined based on our closing stock price on such date, which was $16.82 per share. RSUs representing a right to receive 6,116 shares of our common stock were awarded to Mr. Krieger in connection with his appointment to our Board on August 27, 2018, and the grant date fair value of such award was determined based on the closing price of our common stock on such date, which was $10.28 per share. RSUs representing a right to receive 6,332 shares of our common stock were awarded to Ms. Nayyar in connection with her appointment to our Board on October 15, 2018, and the grant date fair value of such award was determined based on the closing price of our common stock on such date, which was $8.34 per share. All RSUs awarded in 2018 to non-employee directors who are currently serving on our Board will vest on June 24, 2019, the day immediately preceding our 2019 annual meeting.
(3)

The aggregate number of stock awards, consisting entirely of RSUs, and the aggregate number of stock options held as of December 31, 2018 by each non-employee director serving on the Board on such date were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units	Aggregate Number of Shares Underlying Outstanding Stock Options
Nathaniel L. Checketts	4,459	15,000
Jeff P. Gehl	4,459	—
G. Louis Graziadio, III	4,459	—
Paul A. Krieger	6,116	—
Knute P. Kurtz	4,459	—
Nayaki R. Nayyar	6,332	—
Christopher J. Oates	4,459	105,000

(4)	Mr. Krieger was appointed to the Board on August 27, 2018.
(5)	Ms. Nayyar was appointed to the Board on October 15, 2018.
(6)	Messrs. Treska and Walsh resigned from the Board on August 13, 2018 and August 24, 2018, respectively.

Acceleration of Vesting of Equity Awards Upon Termination or Change in Control

The RSU agreements entered into with each of our non-employee directors pursuant to the automatic grant provisions of our 2017 Plan provide that, in the event of a change in control of Veritone (as defined in the agreements), or in the event that the director’s service is terminated due to death or permanent disability, all unvested RSUs held by such director will immediately vest.

We entered into a stock option agreement with Mr. Oates in connection with our IPO in May 2017. The stock option agreement provides that, in the event that Mr. Oates is not nominated for reelection to our Board for any reason other than Mr. Oates’ misconduct (as defined in the agreement), or in the event of a change in control of Veritone (as defined in the agreement) in which Mr. Oates is not requested to continue as a director of our company or its successor for any reason other than his misconduct, then all of the unvested shares subject to such option will immediately vest in full.

OTHER AGREEMENTS

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation and our Bylaws also provide that we will indemnify our employees and agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We have obtained directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We will not indemnify such director or officer, however, for expenses and the payment of profits arising from the purchase and sale by the director or officer of securities in violation of Section 16(b) of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of three non-employee directors: Messrs. Gehl, Kurtz and Oates, all of whom served on the Compensation Committee during 2018. In addition, Mr. Checketts served on the Compensation Committee until he resigned from the Board in May 2019. None of the members serving on the Compensation Committee currently or during 2018 are or have been our officers or employees, and each member qualifies as an independent director as defined by Rules 5605(a)(2) and (d)(2) of the NASDAQ Listing Rules. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2018 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2017 to which we have been a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at the end of our last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Investment by Acacia

On August 15, 2016, we entered into an Investment Agreement with Acacia that provided for Acacia to invest up to $50 million in our company, consisting of both debt and equity components. Pursuant to the

Investment Agreement, we (i) entered into a convertible promissory note, which provided for up to $20 million in borrowings through two $10 million advances, each bearing interest at the rate of 6.0% per annum (the “Acacia Note”), and (ii) issued to Acacia a five-year warrant to purchase up to a number of shares of the Company’s common stock determined by dividing (x) $50,000, less all outstanding principal and accrued interest under the Acacia Note, by (y) an exercise price per share ranging from $13.3028 to $13.7323, with the actual exercise price per share to be determined by the amount of principal and accrued interest under the Acacia Note that were converted into shares of our common stock (the “Primary Warrant”). In conjunction with the issuance of the Acacia Note, in November 2016, we issued to Acacia three additional four-year warrants, each to purchase a number of shares of our common stock determined by dividing $0.7 million by an exercise price per share ranging from $8.0833 to $13.7323, with the actual exercise price to be determined by the type and/or valuation of our future equity financings. In March 2017, we amended the Primary Warrant and these other warrants to provide that the Primary Warrant would be automatically exercised in full upon the closing of our IPO, and the exercise prices per share of all of the warrants held by Acacia would be the lower of $13.6088 or our IPO price. As a result, upon completion of our IPO, each of the other warrants became exercisable to purchase 51,437 shares of common stock, or an aggregate of 154,311 shares of common stock, at an exercise price of $13.6088 per share.

In connection with our IPO in May 2017, pursuant to which we issued 2,500,000 shares of our common stock at a price to the public of $15.00 per share, (i) all outstanding amounts of principal and accrued interest under the Acacia Note were converted into 1,523,746 shares of our common stock at a conversion price of $13.6088 per share, and (ii) the Primary Warrant was automatically exercised to purchase 2,150,335 shares of our common stock at an exercise price of $13.6088 per share in exchange for cash proceeds of $29.3 million. Upon the exercise of the Primary Warrant in full, we issued to Acacia a warrant pursuant to which Acacia has the right to purchase 809,400 shares of common stock at an exercise price of $13.6088 per share (the “10% Warrant”). The 10% Warrant became exercisable by Acacia with respect to 50% of the shares as of its issuance date and with respect to 50% of the shares in May 2018.

Secured Convertible Note Financing

In March 2017, we entered into a Note Purchase Agreement with Acacia and Veritone LOC I, LLC (“VLOC” and collectively with Acacia, the “Lenders”), which provided an $8.0 million line of credit (the “Bridge Loan”) pursuant to secured convertible notes that accrued interest at the rate of 8% per annum, compounded quarterly, and were due and payable on November 25, 2017 (the “Bridge Notes”). In March and April 2017, we borrowed $2.0 million from each of the Lenders pursuant to the Bridge Notes and each of them exercised their option to advance the remaining $2.0 million available under each respective Bridge Note in accordance with their terms.

Upon completion of our IPO, all outstanding principal under the Bridge Notes, together with all interest accrued thereon, were automatically converted into an aggregate of 590,717 shares of our common stock at a conversion price of $13.6088 per share.

In connection with the Bridge Loan, we issued an aggregate of 120,000 shares of our common stock to the Lenders upon the execution of the Note Purchase Agreement. In addition, in connection with the funding of the $8.0 million principal amount of the Bridge Loan, we issued to the Lenders an aggregate of 180,000 shares of our common stock and warrants to purchase an aggregate of 240,000 shares of our common stock, which have terms of ten years following the date of issuance. Such warrants were automatically adjusted upon completion of the IPO to be exercisable to purchase an aggregate of 313,440 shares of our common stock at an exercise price of $13.6088 per share.

At the time of these transactions, the members of VLOC included entities controlled by Chad Steelberg and Ryan Steelberg (the “Founders”) and certain other holders of our common stock (who previously held shares of our preferred stock that were converted in full in connection with our IPO). Mr. Gehl was the Manager of VLOC and was deemed to beneficially own all of the securities held by VLOC. In March 2018, VLOC distributed all of the shares of our common stock owned by VLOC to its members.

Voting Agreement

In connection with the investment by Acacia in our securities in August 2016, we entered into a Voting Agreement with Acacia and certain stockholders (the “Holders”), including entities affiliated with the Founders (the “Voting Agreement”). Pursuant to the Voting Agreement, our Board consisted of a total of nine authorized directors, and until May 17, 2019 (the “Voting Period”), Acacia had the right to nominate three directors to our Board and the Holders, voting together as a group, had the right to nominate six directors to our Board. During the Voting Period, the Founders beneficially owned the majority of the shares of our common stock held by the Holders, and, accordingly, were able to designate all six of the Holders’ director nominees. During the Voting Period, Acacia and the Holders had agreed to vote all of their shares to elect the nine directors nominated by them pursuant to the Voting Agreement. In addition, pursuant to the Voting Agreement, each of Acacia and the Holders had the right to appoint three designees to attend and participate in the meetings of our Board in a non-voting capacity.

In addition to its voting provisions, the Voting Agreement provided that so long as our Board includes three directors designated by Acacia, unless approved by a majority of our Board, including at least one director designated by Acacia, we cannot take any corporate action, and the Holders cannot take any stockholder action, to effect any (i) merger, consolidation or other business combination involving our company, (ii) sale, transfer or other disposition of any capital stock or assets of our company, or (iii) acquisition, license out of the ordinary course of business, or merger or other business combination with a subsidiary of our company, in each case of (i) through (iii), in which the transaction value exceeds $50 million.

The Voting Agreement expired on May 17, 2019.

Investor Rights Agreement

On July 15, 2014, we entered into an Investor Rights Agreement (as amended, the “Rights Agreement”) with certain of our stockholders. Pursuant to the Rights Agreement, certain stockholders who previously held shares of our Series A preferred stock, Series A-1 preferred stock and Series B preferred stock have certain demand, Form S-3 and piggyback registration rights under the Rights Agreement with respect to the shares of common stock issued upon conversion of such preferred stock, subject to certain limitations. We are required to pay all expenses relating to any such registration by the holders of registrable securities under the Rights Agreement, subject to certain limitations. Such registration rights will expire for each holder upon the earlier of (i) such time as the holder holds less than one percent of our common stock and Rule 144 or another similar exemption under the Securities Act of 1933, as amended (the “Securities Act”) is available for the sale of such holder’s shares without limitation during a three-month period without registration and (ii) May 2022, the fifth anniversary of our IPO. The parties to the Rights Agreement include entities that are affiliated with the Founders, as well as entities that were previously affiliated with Mr. Oates and Mr. Checketts.

In September 2018, certain of the holders exercised their registration rights under the Rights Agreement, and all shares of our common stock held by such holders at such time have been registered under the Securities Act pursuant to the Registration Statement on Form S-3 that we filed with the SEC on September 28, 2018, which was declared effective on October 5, 2018.

Policies and Procedures for Transactions with Related Persons

Our Board has adopted a written policy setting forth the policies and procedures for the review and approval or ratification of transactions with related persons. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

EQUITY COMPENSATION PLAN INFORMATION AT 2018 FISCAL YEAR END

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2018:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation Plans Approved by Security Holders	8,371,159	$16.63	3,055,436
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	8,371,159		3,055,436

(1)

All of our equity compensation plans under which options, warrants and rights were outstanding or available for future issuance as of December 31, 2018 have been approved by security holders. The number of shares reflected in column (a) of the table above consists of: (i) outstanding options to purchase an aggregate of 8,322,016 shares of our common stock, which were granted under our 2014 Plan, 2017 Plan and 2018 Plan; and (ii) outstanding restricted stock units representing the right to receive upon vesting an aggregate of 49,143 shares of our common stock, which were issued under our 2017 Plan. The number of shares reflected in column (a) does not include 72,208 shares of restricted stock issued under our 2014 Plan, which were issued and outstanding but were subject to forfeiture in the event of termination of the holder’s service with Veritone as of December 31, 2018.

(2)

The weighted-average exercise price reflected in column (b) represents the weighted-average exercise price of all outstanding options. All outstanding restricted stock units were awarded without payment of any purchase price.

(3)

Consists of (i) an aggregate of 1,974,502 shares available for issuance under future grants made under our 2017 Plan and 2018 Plan as of December 31, 2018, and (ii) 1,080,934 shares available for future issuance under our ESPP as of December 31, 2018, of which 64,967 shares were subsequently issued on January 31, 2019 for the purchase interval that had been open as of December 31, 2018. At the time of the adoption of the 2017 Plan, the Board resolved not to make any further awards under our 2014 Plan. Our 2017 Plan provides that the number of shares reserved for issuance thereunder will increase automatically on the first trading day of January each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to an annual maximum of 750,000 shares. Our ESPP provides that the number of shares reserved for issuance thereunder will increase automatically on the first trading day of January each calendar year by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to an annual maximum of 250,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of May 15, 2019 by: (1) each of our named executive officers; (2) each of our directors; (3) all of our executive officers and directors as a group; and (4) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners(1)	Amount and Nature of Shares Beneficially Owned(2)
	Number	Percentage
Officers and Directors
Chad Steelberg(3)	5,629,131	25.9%
Ryan Steelberg(4)	5,568,563	25.6%
Peter F. Collins(5)	63,840	*
Jeffrey B. Coyne(6)	59,936	*
John A. Ganley, Jr.(7)	29,093	*
Jeff P. Gehl(8)	107,715	*
G. Louis Graziadio, III(9)	223,589	1.1%
Paul A. Krieger(10)	6,116	*
Knute P. Kurtz(11)	10,035	*
Nayaki R. Nayyar(12)	6,332	*
Christopher J. Oates(13)	150,900	*
Richard H. Taketa(14)	35,979	*
All executive officers and directors as a group (12 persons)(15)	7,651,591	33.0%

5% Stockholders
Newport Coast Investments, LLC	3,355,387	16.5%

Acacia Research Corporation(16) 120 Newport Center Drive Newport Beach, CA 92660	1,728,673	8.1%

Banta Asset Management, LP(17) 517 30th Street Newport Beach, CA 92663	1,089,331	5.4%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each holder is c/o Veritone, Inc., 575 Anton Boulevard, Suite 100, Costa Mesa, CA 92626.
(2)

The beneficial ownership is calculated based on 20,342,572 shares of our common stock outstanding as of May 15, 2019. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, restricted stock units and/or other rights held by that person that are exercisable and/or will be settled upon vesting within 60 days after May 15, 2019 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, and none of such persons has pledged such shares as security for any obligation.

(3)

Includes (i) 3,355,387 shares of common stock held by Newport Coast Investments, LLC; (ii) 589,968 shares of common stock held by NCI Investments, LLC; (iii) 215,921 shares of common stock, and warrants to purchase 78,362 shares of common stock that are exercisable within 60 days after May 15, 2019, held by Steel Veritone Fund I, LLC; and (iv) 1,319,509 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019. Chad Steelberg’s grantor trust is a managing member of Newport Coast Investments, LLC. As such, Chad Steelberg, as trustee of his grantor trust, has shared voting and dispositive power over all of the shares held by Newport Coast Investments, LLC. Chad Steelberg is the Manager of NCI Investments, LLC and Steel Veritone Fund I, LLC (and his grantor trust owns 50% of the membership interests of such entities) and, as such, Chad Steelberg has shared voting and dispositive power over all of the shares held by NCI Investments, LLC and the shares and warrants held by Steel Veritone Fund I, LLC.
(4)

Includes (i) 3,355,387 shares of common stock held of record by Newport Coast Investments, LLC; (ii) 589,968 shares of common stock held by NCI Investments, LLC; (iii) 215,921 shares of common stock, and warrants to purchase 78,362 shares of common stock that are exercisable within 60 days after May 15, 2019, held by Steel Veritone Fund I, LLC; and (iv) 1,298,254 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019. Ryan Steelberg’s grantor trust is a managing member of Newport Coast Investments, LLC. As such, Ryan Steelberg, as trustee of his grantor trust, has shared voting and dispositive power over all of the shares held by Newport Coast Investments, LLC. Ryan Steelberg’s grantor trust owns 50% of the membership interests of NCI Investments, LLC and Steel Veritone Fund I, LLC and, as such, Ryan Steelberg may be deemed to have shared voting and dispositive power over the shares held by NCI Investments, LLC and the shares and warrants held by Steel Veritone Fund I, LLC.

(5)

Includes (i) 10,000 shares of common stock held by Mr. Collins and his spouse as trustees of a family trust; (ii) 18,093 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019; and (iii) 14,500 shares of restricted stock that will remain subject to our company’s repurchase right as of 60 days after May 15, 2019.

(6)

Includes (i) 18,093 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019, and (ii) 13,000 shares of restricted stock that will remain subject to our company’s repurchase right as of 60 days after May 15, 2019.

(7)	Includes 26,093 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019.
(8)

Includes (i) 29,400 shares of common stock held by Mr. Gehl as trustee of his living trust; (ii) 43,184 shares of common stock, and warrants to purchase 15,672 shares of common stock that are exercisable within 60 days after May 15, 2019, held by BigBoy, LLC; and (iii) 4,459 shares of common stock that are issuable within 60 days after May 15, 2019 upon the vesting of restricted stock units. Mr. Gehl is the Manager of BigBoy, LLC and has sole voting and dispositive power over all of the shares and warrants held by BigBoy, LLC.

(9)

Includes (a) 8,200 shares of common stock held by the George & Reva Graziadio Charitable Lead Annuity Trust; 3,300 shares of common stock held by Ginarra Partners, LLC; 16,636 shares of common stock held by Ginmarra Investors Fund 1, LLC; 9,550 shares of common stock held by the George & Reva Graziadio Grandchildren Trust II for the benefit of Mr. Graziadio’s minor children; 5,400 shares of common stock held by Mr. Graziadio as custodian for his minor children; 14,700 shares held by the Graziadio Dynasty Trust II; and 61,406 shares of common stock held by Boss Holdings, Inc., with respect to which Mr. Graziadio has sole voting and dispositive power; and (b) 1,800 shares held by Mr. Graziadio’s spouse, and 4,289 shares held by Western Metals Corporation, with respect to which Mr. Graziadio has shared voting and dispositive power. Mr. Graziadio disclaims beneficial ownership of all such shares, except to the extent of his or his minor children’s pecuniary interests in such shares. Also includes 4,459 shares of common stock that are issuable within 60 days after May 15, 2019 upon the vesting of restricted stock units. Does not include (i) 145,300 shares of common stock held by the Graziadio Family Trust u/d/t 11/13/75, as Mr. Graziadio does not have any voting or dispositive power over any of such shares, and Mr. Graziadio disclaims beneficial ownership of such shares, except to the extent of the pecuniary interest of his minor children in such shares; and (ii) 2,500 shares of common stock held by the George and Reva Graziadio Foundation, as Mr. Graziadio does not have any voting or dispositive power over any of such shares, and Mr. Graziadio disclaims beneficial ownership of such shares.

(10)	Consists of shares of common stock that are issuable within 60 days after May 15, 2019 upon the vesting of restricted stock units.
(11)	Includes 4,459 shares of common stock that are issuable within 60 days after May 15, 2019 upon the vesting of restricted stock units.

(12)	Consists of shares of common stock that are issuable within 60 days after May 15, 2019 upon the vesting of restricted stock units.
(13)

Includes (i) 25,457 shares of common stock held by RimLight, LLC; (ii) 49,484 shares of common stock held by NIO Advisors, LLC; (iii) 66,500 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019; and (iv) 4,459 shares of common stock that are issuable within 60 days after May 15, 2019 upon the vesting of restricted stock units. Mr. Oates is a managing director of RimLight, LLC and, as such, may be deemed to have shared voting and dispositive power over the shares held by RimLight, LLC. Mr. Oates disclaims beneficial ownership of the shares of common stock held by RimLight, LLC, except to the extent of his pecuniary interest in any such shares. Mr. Oates is the sole manager and member of NIO Advisors, LLC.

(14)	Consists of shares held by Mr. Taketa and his spouse as trustees of a family trust.
(15)

Includes (i) an aggregate of 4,444,082 shares of common stock held indirectly by our executive officers and directors, as described in footnotes (1) through (14) above; (ii) warrants to purchase an aggregate of 94,034 shares of common stock that are exercisable within 60 days after May 15, 2019; (iii) an aggregate of 2,668,180 shares of common stock subject to outstanding options that are exercisable within 60 days after May 15, 2019; (iv) 30,284 shares of common stock issuable within 60 days after May 15, 2019 upon vesting of restricted stock units; and (v) 27,500 shares of restricted stock held by executive officers that will remain subject to our company’s repurchase right as of 60 days after May 15, 2019.

(16)

Includes 1,120,431 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after May 15, 2019. The beneficial ownership information reflected in the table is based on the information included in the Schedule 13D Amendment No. 5 filed by the holder with the SEC on April 9, 2019, and our records.

(17)

The holder has sole voting and dispositive power with respect to 855,921 shares of common stock and has shared voting and dispositive power with respect to 233,410 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the SEC on January 28, 2019.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is currently comprised of three directors. None of the members serving on the Audit Committee currently or during 2018 are or have been officers or employees of Veritone, Inc. (“Veritone”) and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules and Section 10A(m) of the Exchange Act and Rule 10A-3 promulgated thereunder. Veritone’s Board has determined that Mr. Kurtz is an “audit committee financial expert” as defined by the regulations promulgated by the SEC.

The Audit Committee operates under a written charter adopted by Veritone’s Board. The Audit Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is available on Veritone’s website at investors.veritone.com. Veritone will also provide electronic or paper copies of the Audit Committee charter free of charge, upon request made to Veritone’s Secretary.

Role of the Audit Committee

Veritone’s management is responsible for Veritone’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Veritone’s independent registered public accounting firm is responsible for auditing those financial statements. The role and responsibility of the Audit Committee is to monitor and review these processes on behalf of the Board.

The members of the Audit Committee are not employees of Veritone and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee’s oversight role, the Audit Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that Veritone’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent registered public accounting firm included in its reports on Veritone’s financial statements.

Report of the Audit Committee

The Audit Committee held eight meetings during 2018, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Veritone’s independent registered public accounting firm. In addition to regularly scheduled in-person meetings of the Audit Committee, which correspond with the meetings of the Board, the Audit Committee held a telephonic meeting following the end of each quarter for the purpose of reviewing Veritone’s annual or quarterly financial statements and its proposed public communications regarding its operating results and other financial matters.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of Veritone for the fiscal year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2018, the Audit Committee reviewed Veritone’s quarterly financial statements and its proposed public communications regarding its operating results and other financial matters, and reviewed Veritone’s quarterly reports on Form 10-Q and annual report on Form 10-K, including any amendments thereto, prior to filing.

The Audit Committee reviewed with Grant Thornton LLP (“Grant Thornton”), Veritone’s independent registered public accounting firm for the year ended December 31, 2018, who were responsible for expressing an opinion on the conformity of Veritone’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Veritone’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee discussed with Grant Thornton the overall scope and plans for their annual audit and approved the fees to be paid to Grant Thornton in connection therewith. The Audit Committee also discussed with management and Grant Thornton the adequacy and effectiveness of Veritone’s disclosure controls and procedures. The Audit Committee met separately with Grant Thornton, without management present, to discuss the results of their examinations and the overall quality of Veritone’s financial reporting.

The Audit Committee also has discussed with Grant Thornton the matters required to be discussed by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). In addition, the Audit Committee has received the written disclosures and the letter from Grant Thornton as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and the Committee has discussed the independence of Grant Thornton with that firm. The Audit Committee has concluded that Grant Thornton is independent from Veritone and its management.

Based on the Audit Committee’s review of the matters noted above and its discussions with Veritone’s independent registered public accounting firm and Veritone’s management, the Audit Committee recommended to the Board that the audited financial statements be included in Veritone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including any amendments thereto.

Respectfully submitted,

Knute P. Kurtz, Chairman

Jeff P. Gehl

Christopher J. Oates

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Veritone under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Grant Thornton audited our financial statements for the fiscal year ended December 31, 2018. Neither our Bylaws nor the Delaware General Corporation Law requires the approval by our stockholders of the selection of our independent registered public accounting firm, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that our stockholders ratify the selection of such firm.

Prior to the Audit Committee’s appointment of Grant Thornton in May 2018, Marcum LLP (“Marcum”) served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2017 and December 31, 2016. On May 18, 2018, the Audit Committee dismissed Marcum and, on the same date, appointed Grant Thornton as our independent registered public accounting firm for the year ended December 31, 2018.

The audit reports of Marcum on our consolidated financial statements for each of the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Marcum’s report on our consolidated financial statements as of and for the fiscal year ended December 31, 2016 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern as of March 15, 2017, the date of such report. As a result of our financing transactions during 2017, this explanatory paragraph was not included in Marcum’s report on our consolidated financial statements as of and for the fiscal year ended December 31, 2017.

During the fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through May 18, 2018, (i) there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with Marcum’s audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2016, Marcum identified certain deficiencies that rose to the level of a material weakness related to a failure by our management to perform and review reconciliations of certain significant accounts, which resulted in us making material corrections to our expenditures billable to clients and accrued liabilities balances in our consolidated balance sheet as of December 31, 2016. Our management implemented remedial measures to address this material weakness, and Marcum did not identify this material weakness in connection with its audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2017. The Audit Committee discussed this material weakness with Marcum.

The Audit Committee’s determination to dismiss Marcum and appoint Grant Thornton was previously reported on a Current Report on Form 8-K that we filed with the SEC on May 24, 2018. We provided Marcum with a copy of the above disclosures and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from Marcum was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on May 24, 2018.

During the fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through May 18, 2018, neither we nor anyone on our behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Regulation S-K Items 304(a)(1)(iv) and (v), respectively.

A representative of Grant Thornton will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

If this proposal is not approved, the Audit Committee will reconsider its selection of our independent registered public accounting firm. Because the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the ultimate decision to retain or appoint Grant Thornton in the future as our independent registered public accounting firm will be made by the Audit Committee based upon the best interests of Veritone at that time.

The Board recommends a vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

ACCOUNTING MATTERS

Principal Independent Auditor Fees

The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by Grant Thornton for our fiscal year ended December 31, 2018 and by Marcum for our fiscal year ended December 31, 2017. Grant Thornton did not provide any services for our fiscal year ended December 31, 2017.

Fee Category	Year Ended December 31, 2018 (Grant Thornton)	Year Ended December 31, 2017 (Marcum)
Audit Fees	$526,900	$687,700
Audit-Related Fees	84,000	2,163
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$610,900	$689,863

Audit Fees

Audit fees billed by Grant Thornton for our fiscal year ended December 31, 2018 consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our registration statements on Form S-3 and Form S-8 filed with the SEC in 2018; (iv) review of accounting matters related to our acquisitions of Wazee Digital, Inc., S Media Limited (doing business as Performance Bridge Media), and Machine Box, Inc. in the third quarter of 2018; and (v) services related to other reports filed with the SEC.

Audit fees billed by Marcum for our fiscal year ended December 31, 2017 consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our registration statements on Form S-1 and Form S-8 filed with the SEC in 2017; and (iv) services related to other reports filed with the SEC.

Audit-Related Fees

Audit-related fees in both years related to financial accounting consultations.

Tax Fees

No tax related services were rendered by Grant Thornton or Marcum for 2018 or 2017.

All Other Fees

No other services were rendered by Grant Thornton or Marcum for 2018 or 2017.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. All audit and audit-related services provided by Grant Thornton during 2018 were approved by the Audit Committee pursuant to this policy.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by Grant Thornton during 2018, as well as the fees paid therefor, and has determined that the provision of such other services by Grant Thornton, and the fees paid therefor, were compatible with maintaining Grant Thornton’s independence.

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 AM, Central Time, on June 25, 2019.
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A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:						+
		For	Withhold		For	Withhold
	01 - Knute P. Kurtz	☐	☐	02 - Nayaki R. Nayyar	☐	☐

		For	Against	Abstain
2.	Ratification of appointment of Grant Thornton LLP as Veritone’s independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐
3.	OTHER BUSINESS: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2 1 B V	+

0325VD

Veritone, Inc.

2019 Annual Meeting of Stockholders

Tuesday, June 25, 2019, at 1:30 PM Pacific Time

The MET Conference Center

535 Anton Boulevard

Costa Mesa, CA 92626

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Veritone, Inc.	+

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – Tuesday, June 25, 2019, at 1:30 PM Pacific Time

Peter F. Collins and Jeffrey B. Coyne, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Veritone, Inc. to be held on Tuesday, June 25, 2019, at 1:30 PM Pacific Time, and at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposal 1 and FOR Proposal 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

+